CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into Gables Residential Trust's previously filed Registration Statements on Form S-8 (File Nos. 333-00618, 33-83054 and 333-27177) and Form S-3 (File Nos. 33-90032, 33-89000, 333-40, 333-13651,
333-30093, 333-41999 and 333-68359).


/s/ Arthur Andersen LLP


Atlanta,  Georgia
March 3, 1999